UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

FRESH TRAFFIC GROUP INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 S. Gilbert Road., Suite 1-111, Chandler, AZ	85249
(Address of principal executive offices)	(Zip Code)

(602) 466-3666
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Acquisition:

On June 19, 2012, Fresh Traffic Group Inc., a Nevada corporation (the “Company”), entered into an Assignment Agreement (the “Assignment Agreement”) with Tellus Engineering Ltd. (“Tellus”) a Hong Kong corporation.  Under the Assignment Agreement Tellus agreed to assign the rights to a licensing agreement between Tellus and OOO” SGPStroy”, (“SGPStroy”) a Russian company for the patented technology developed by SGPStroy for ecologically safe carbonaceous waste reprocessing and production of synthetic power fuel.

Pursuant to the terms of the Assignment Agreement, Tellus has agreed to assign all rights and interests to the licensing agreement with SGPStroy to the Company in exchange for the issuance of 10,000,000 restricted shares of common stock of the Company.  There is no material relationship, other than in respect of the transaction, between such person(s) and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

The following description of the terms and conditions of the Assignment Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is attached hereto as Exhibit 2.1 to the Form 8-K filed by the Company on June 27, 2012.

On August 28, 2012, the Company and Tellus agreed to waive certain conditions to Closing and closed the acquisition, subject to the appointment of  Mr. Michael R. Wiechnik to the Board of Directors and as President of the Company.

The Company had issued the required 10,000,000 shares of the common stock of the Company to Tellus on August 27, 2012.

Terms of the Assignment Agreement which were waived for closing but are expected to occur subsequent to Closing are:

The Company is finalizing a disposition agreement with Fresh Traffic Group Corp. (“Group Corp”) and its current officers and directors, whereby the Company shall transfer the shares of Group Corp. in exchange for the return of a total of 10,400,000 shares issued at the time of the acquisition of Group Corp.    The Company shall enter into a further agreement with Group Corp. to settle the loan between the Company and Group Corp. in the amount of $14,691.74 by the issuance of a promissory note bearing 5% interest and payable by the Company on or before October 31, 2012.  The Company expects to execute this agreement on August 30, 2012, however, this divestiture is no longer a condition of Closing.

As a condition to Closing, the Company was to effect a reverse split of its issued and outstanding shares of common stock on the basis of 1 share for every 75 shares currently held, this action was approved and will be announced by FINRA on August 30, 2012 and become effective on August 31, 2012 along with the change of name of the Company from Fresh Traffic Group Inc. to Synergetics, Inc.  The condition was waived at Closing as it will take place on August 31, 2012.

As a condition to the Closing, the Company agreed to use its best efforts to settle all outstanding debt on the balance sheet of the Company save for the debt owed to its auditors and to Group Corp.  Such debt settlements would be negotiated by the issuance of post-split shares but in any event no debt shall be settled at less than $0.005 per share.   The Company continues to negotiate debt settlements with its creditors, however, they have not executed any final agreements.  Tellus has waived the condition as the Company has demonstrated that it is and continues to negotiate with its creditors to settle the outstanding debt and it is expecting to settle a substantial portion of the outstanding debt subsequent to Closing.

As a condition of Closing, there was to be a change in the Company’s Board of Directors and executive officers at Closing.  Specifically, at Closing, Mr. W. Scott Lawler was to resign as a member of the Company’s Board of Directors and as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company.    This condition for Closing was waived and Mr. Lawler will remain on the Board of Directors and as Secretary, Treasurer and Chief Financial Officer until the debt settlements can be negotiated and the divestiture of Group Corp is finalized.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On August 27, 2012, the Company issued a total of 10,000,000 post-split shares of its common stock to Tellus pursuant to the assignment agreement entered into between the Company and Tellus in consideration for the assignment of certain licensing rights from Tellus to the Company at $0.0022 per share which was the bid price of the stock on August 27, 2012 and the last trading price of the stock.

The Issuer relied upon the “Regulation S” exemption for the issuant of shares as the shares were sold in compliance with the exemption from the registration requirements found in Rules 901 through 903 of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These shares were issued in offshore transactions since the offeree was not in the United States and the purchaser was outside the United States at the time of the purchase. The offshore subscriber certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

On June 26, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock the reverse split of the Company’s outstanding shares of common stock at a ratio of  1:75.   Shareholders holding a majority of 51.3% of our Common Stock approved the reserve split pursuant to a Written Consent dated June 26, 2012.   On August 30, 2012, FINRA announced the corporate action which will be effective at the open of business on August 31, 2012.  The new symbol on this date and for the next twenty days will be FTGCD and then will revert back to FTGC.   30 days after the effective date, the Company’s new symbol will be SYNG.     Prior to the reverse split the Company had a total of 36,000,000 shares issued and outstanding, which number will be 480,000 after giving effect to the reverse split on August 31, 2012.

The shares issued to Tellus will be post-split shares and the issued and outstanding after the issuance of the Tellus shares will be 10,480,000.  The Company’s new CUSIP number is 87160Q105.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

The issuance of the 10,000,000 post-split shares of common stock to Tellus pursuant to the closing of the assignment agreement effected a change in control of the Company.  The shares were issued as consideration for the assignment of certain licensing rights to technology.   The 10,000,000 shares post-split represent     % of the total issued and outstanding shares of the Company.  The shares are held directly by Tellus Engineering Ltd.  Pursuant to the assignment agreement, Mr. Michael R. Wiechnik was appointed to the Board of Directors and as President of the Company.  The appointment of Mr. Michael R. Wiechnik was required under the assignment agreement with Tellus.

The Company is currently negotiating the settlement of outstanding debt with its creditors.   The settlement of this debt may effect a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory  Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On August 28, 2012, Mr. W. Scott Lawler resigned as President of the Company.   Mr. Lawler resigned pursuant to the terms of the Closing of the Assignment Agreement with Tellus.

Election of Directors -  Appointment of Certain Officers

On August 28, 2012, Mr. Michael R. Wiechnik was appointed to the Board of Directors of the Company and as President of the Company.

From July, 2011 to present, Mr. Wiechnik has been a self-employed consultant, consulting to various green entities.  From November 1973 to June, 2011 when he retired, Mr. Wiechnik was employed by the State of New Jersey, initially he was employed in 1973 by the Governor’s Office – Parole Board where he was responsible for developing programs and administrative policies and procedures for the newly created full time parole authority.  In 1976 the State of New Jersey elevated the Division of Correction and Parole to cabinet level status by establishing the Department of Corrections (DOC). Mr. Wiechnik was asked to create a computerized management  information system that would standardize and automate the calculation of inmate sentences and post each inmate”s information monthly.

Over his years with the State of New Jersey, Mr. Wiechnik has held several key leadership positions including Chief of the Bureau of Correctional Systems, Chief of the Bureau of Classification and Identification Services, Inmate Disciplinary Hearing Officer, Capital Planner, Supervisor of Capital Planning Construction and Facility Maintenance, Supervising Administrative Analyst/Office of Employee Relations and Administrative Analyst.

Prior to his retirements, Mr. Wiechnik is the driving force behind Clean Energy initiatives for the DOC; planning distributive (electric) generation projects utilizing renewable and sustainable alternative energy

In 1973, Mr. Wiechnik received his Bachelors Degree from Trenton State College, which is now known as the College of New Jersey.

Mr. Wiechnik is a director of United Health Products and Suncast Solar Energy Inc.  both reporting issuers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to Synergetics, Inc.  Shareholders holding a majority of 51.3% of our Common Stock approved the Name Change and Certificate of Amendment pursuant to a Written Consent in accordance with NRS 78-390 dated June 26, 2012.   On August 30, 2012, FINRA announced the corporate action which will be effective at the open of business on August 31, 2012.  The new symbol on this date and for the next twenty days will be FTGCD and then will revert back to FTGC.   30 days after the effective date, the Company’s new symbol will be SYNG.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Assignment Agreement dated June 19, 2012	Incorporated by reference to the Form 8K filed with the SEC on June 27, 2012
2.2	Approval of Licensor dated June 19, 2012	Incorporated by reference to the Form 8K filed with the SEC on June 27, 2012
2.3	Certificate of Waiver from Tellus Engineering Ltd. dated August 27, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Traffic Group Inc.

Dated: August 31, 2012	By:	/s/ W. Scott Lawler
	Name:	W. Scott Lawler
`	Title:	Chief Financial Officer, Secretary, Treasurer and Director